GUARANTY OF FISCAL 2002 SHORTFALL

                                SUMMARY OF TERMS

                            (EFFECTIVE MARCH 4, 2002)




ISSUER:                     BriteSmile, Inc. (the "Company").

FINANCIAL OBLIGATION:       Written commitment (the "Commitment Letter") to the
                            Company's  auditor  in the form attached  hereto as
                            Exhibit A, pursuant to which the undersigned
                            shareholder of the Company agrees under certain
                            circumstances to purchase shares of Company  Common
                            Stock  (the  "Shares")  (or  to otherwise secure,
                            collateralize, or make  available such funds  to the
                            Company)  for a  portion of  the  "Shortfall Amount"
                            (i.e.  the difference   between  the  Excess  Cash
                            Receipts (as  defined  in  the   Commitment Letter)
                            and $5,000,000).

CONSIDERATION:              Consideration to the undersigned shareholder
                            shall be for executing the Commitment Letter and for purchasing the Shares, if required to do so, as follows:

                       o At the time of execution of the Commitment Letter, the Company will issue to each of the undersigned shareholders five year warrants to purchase the restricted Common Stock of the Company at an exercise price of $5.00 per share, in an amount calculated as follows:

                                         The maximum percentage of the
                                         Shortfall Amount to be covered pursuant
                            100,000  X   to the Commitment Letter
                                         --------------------------------------
                                                   $5,000,000

                            For example, if one of the undersigned shareholders agrees to cover 25% of the Shortfall Amount, up to a maximum of $1,250,000, then the Company would issue 25,000(100,000 x 1,250,000/5,000,000) warrants upon signing of the Commitment Letter.


PIGGYBACK REGISTRATION
RIGHTS:                     The holders of the warrants and the Shares shall be

                            entitled to "piggyback" registration rights on all 1933 Act registrations of the Company (except for registrations relating to employee benefit plans and corporate reorganizations), subject, however, to the right of the Company and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions. Only Common Stock issuable upon exercise of the warrants and Shares issued and outstanding may be registered under the registration rights to be granted in this term sheet.

EXPENSES:                   The Company shall bear the registration expenses
                            (exclusive of underwriting discounts and commissions) of all such piggyback registrations.

RESTRICTIONS ON SALE:       The undersigned shareholders will make customary
                            investment representations.


The undersigned shareholders hereby accept the terms set forth above, subject to the negotiation and execution of definitive agreements.

This Guaranty of Fiscal 2002 Shortfall clarifies and supercedes any prior discussions, agreements or understandings related to the subject matter hereof.

Effective as of March 4, 2002:

         Date:   March 4, 2002       LCO Investments Limited


                                     By:      /s/ Anthony M. Pilaro
                                          -----------------------------------
                                     Its: Chairman
                                     Commitment: 50% of the Shortfall Amount up
                                          to a maximum of $2,500,000

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


         Date: March 4, 2002         John L. Reed


                                     By:      /s/  John L. Reed
                                          ------------------------------------
                                          John L. Reed

                                     Commitment: 10% of the Shortfall Amount up
                                          to a maximum of $500,000



         Date: March 4, 2002         Bradford G. Peters


                                     By:      /s/ Bradford G. Peters
                                          ------------------------------------
                                          Bradford G. Peters

                                     Commitment: 20% of the Shortfall Amount up
                                          to a maximum of $1,000,000

Exhibit A


                                  March 4, 2002



Ernst & Young, LLP
1331 N. California Boulevard, Suite 200
Walnut Creek, California  94596

         Re:      BriteSmile, Inc. (the "Company")

Gentlemen:

         In connection with your audit of the books and records of the Company for the period ending December 31, 2001, it is our understanding that you have reviewed the Company's projected cash shortfall of $2,500,000 for the period January 1, 2002 through December 31, 2002. The Company intends to cover this cash shortfall through sales of its debt or equity securities, additional borrowings or cash receipts in excess of current projections (the cash received from these transactions is hereinafter described as the "Excess Cash Receipts"). However, in order to issue the audit opinion without a going concern exception, it is our further understanding that you require certain shareholders and directors of the Company to agree to cover any actual cash shortfall up to $5,000,000.

          The undersigned shareholders and directors of the Company hereby advise you that we will severally purchase (in the percentages and up to the maximum amounts set forth below) before December 31, 2002, shares of Company Common Stock in an aggregate amount of the difference between the actual amount of Excess Cash Receipts and $5,000,000 (or will otherwise secure, collateralize, or make available such funds to the Company), in order that the Company has the necessary financial resources to continue operation through December 31, 2002.

                                  Respectfully,

                                  LCO Investments Limited


                                  By:  /s/ Anthony M. Pilaro
                                       --------------------------
                                  Its: Chairman
                                  Commitment: 50% of the Shortfall Amount up
                                       to a maximum of $2,500,000

                                  John L. Reed


                                  By:      /s/ John L. Reed
                                          -----------------------
                                          John L. Reed
                                  Commitment: 10% of the Shortfall Amount up
                                       to a maximum of $500,000



                                  Bradford G. Peters


                                  By:      /s/ Bradford G. Peters
                                          -----------------------
                                          Bradford G. Peters

                                  Commitment: 20% of the Shortfall Amount up
                                       to a maximum of $1,000,000


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